UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 16, 2020

Heat Biologics, Inc.

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

001-35994	26-2844103
(Commission File Number)	(IRS Employer Identification No.)

627 Davis Drive

Morrisville, North Carolina 27560

 (Address of principal executive offices and zip code)

(919) 240-7133

(Registrant’s telephone number including area code)

N/A

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0002 par value per share	HTBX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.  Entry into a Material Definitive Agreement.

On January 21, 2020, Heat Biologics, Inc. (the “Company”) closed its previously announced firm commitment underwritten public offering (the “Offering”) in which, pursuant to the underwriting agreement (the “Underwriting Agreement”) entered into by and between the Company and A.G.P./Alliance Global Partners (A.G.P.), as representative of the underwriters, dated January 16, 2020, the Company issued and sold (i) 20,000,000 shares of the Company’s common stock, par value $0.0002 per share (the “Common Stock”), and  (ii) warrants (the “Warrants”) to purchase up to 10,000,000 shares of Common Stock.  The public offering price is $0.34 per share of Common Stock and $0.01 per accompanying Warrant (for a combined public offering price of $0.35).  Pursuant to the Underwriting Agreement, the Company granted to A.G.P. an option for a period of 45 days to purchase up to 3,000,000 additional shares of Common Stock and Warrants to purchase up to an additional 1,500,000 shares of Common Stock. The Underwriting Agreement contains customary representations, warranties, and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and A.G.P., including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties and termination provisions.

The gross proceeds to the Company from the Offering were approximately $7,000,000, before deducting the underwriters’ discounts and commissions and estimated Offering expenses payable by the Company. The shares of Common Stock and Warrants were issued in the Offering pursuant to the Company’s registration statement on Form S-1, as amended (File No. 333-234105) (the “Registration Statement”), which was declared effective by the U.S. Securities and Exchange Commission (the “Commission”) on January 16, 2020.

In connection with the Offering, any purchaser that purchased in the Offering in excess of $100,000 of shares of Common Stock and accompanying Warrants, as a condition to such purchase, was required to execute an investor agreement (the “Investor Agreement”) pursuant to which such investor (i) agreed to vote the shares of Common Stock that they own or control on the record date of the Company’s next stockholder meeting (which the Company anticipates holding within a few weeks after the closing of the Offering) in favor of: approval to amend the Company’s third amended and restated certificate of incorporation, as amended, to (x) effect a reverse stock split of Common Stock at a ratio within a range of one share of Common Stock for every two (2) to fifty (50) shares of Common Stock in the event the Company’s board of directors deems it advisable, (y) increase the authorized number of shares of Common Stock from 100,000,000 to 250,000,000 shares of Common Stock in the event the board of directors deems it advisable and (z) include a “blank check” provision to allow the board of directors, without further stockholder approval, to authorize the issuance (including setting the terms); provided that voting for the proposal set forth in this clause (z) is permitted by such investor’s internal policies; and (ii) agree to certain limitations on sales of Common Stock that they own or control during the period from the effective date of Registration Statement until thirty days thereafter. The Investor Agreement also contains certain limitations on sales of the Common Stock that they own or control during the period from the effective date of the Registration Statement until thirty days thereafter.

The Warrants will be immediately exercisable upon issuance at a price of $0.385 per share of Common Stock, subject to adjustment in certain circumstances, and will expire on March 22, 2021 (fourteen months from the date of issuance). The Company has the option to “call” the exercise of any or all of the Warrants, from time to time after any 10-consecutive trading day period during which the daily volume weighted average price of the common stock is not less than 200% of the exercise price for the Warrants in effect for such 10-consecutive trading day period. No fractional shares of Common Stock will be issued in connection with the exercise of a Warrant. In lieu of fractional shares, the Company will round up to the next whole share. The Warrants also provide that in the event of a fundamental transaction the Company is required to cause any successor entity to assume its obligations under the Warrants. In addition, the holder of the Warrant is entitled to receive upon exercise of the Warrant the kind and amount of securities, cash or property that the holder would have received had the holder exercised the Warrant immediately prior to such fundamental transaction. In addition, the Warrants will be exercisable on a cashless basis if (i) no registration statement registering the shares of Common Stock underlying the Warrants is effective according to the formula set forth in the Warrant and (ii) beginning five (5) days after the original issuance date of the Warrants, at the option of the holder on a cashless basis, in whole or in part, for a whole number of shares, equal to seventy five percent (75%) of the same number of shares that would have been issued to the holder, if such holder had, instead, elected to exercise by paying the aggregate exercise price, in cash, without having to pay such aggregate exercise price.

Pursuant to the terms of the Warrants, the Company may not effect the exercise of any Warrant, and a holder will not be entitled to exercise any portion of any Warrant, which, upon giving effect to such exercise, would cause (i) the aggregate number of shares of Common Stock beneficially owned by the holder (together with its affiliates) to exceed 4.99%/9.99% (at the election of the holder) of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, or (ii) the combined voting power of our securities beneficially owned by the holder (together with its affiliates) to exceed 4.99%/9.99% (at the election of the holder) of the combined voting power of all of the Company’s securities then outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99% upon at least 61 days’ prior notice from the holder to us.

The Common Stock is listed on The NASDAQ Capital Market; however, the Warrants will not be listed on The NASDAQ Capital Market, any other national securities exchange or any other nationally recognized trading system.

The Company currently intends to use the net proceeds from the sale of shares of Common Stock and the Warrants in the Offering to continue to fund its and its subsidiaries’ preclinical and clinical programs and for working capital and general corporate purposes, as well as to acquire, license or invest in complementary businesses, technologies, product candidates or other intellectual property, to fund its milestone payment obligations under its license agreements and stock purchase agreement with the stockholders of Pelican Therapeutics, Inc.  (the Company’s 85% owned subsidiary) and to repurchase outstanding securities. The Company will have broad discretion in determining how the proceeds of the Offering will be used, and its discretion is not limited by the aforementioned possible uses.

The foregoing descriptions of the Underwriting Agreement, the Warrants and the Investor Agreement are not complete and are qualified in their entirety by reference to the full text of the Underwriting Agreement, the form of Warrant, and the form of Investor Agreement, copies of which are included as Exhibit 1.1, Exhibit 4.1 and Exhibit 10.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The provisions of the Underwriting Agreement, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to such agreement and are not intended as a document for investors and the public to obtain factual information about the current state of affairs of the parties to that document. Rather, investors and the public should look to other disclosures contained in the Company’s filings with the Commission.

Item 8.01.  Other Events.

On January 16, 2020, the Company issued a press release announcing the pricing of the proposed Offering. On January 21, 2020, the Company issued a press release announcing the closing of the Offering. A copy of each of these press releases are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively, and are incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit Number	Description

1.1	Underwriting Agreement, dated January 16, 2020, between Heat Biologics, Inc. and A.G.P./Alliance Global Partners
4.1	Form of Warrant
10.1	Form of Investor Agreement
99.1	Press Release of Heat Biologics, Inc. dated January 16, 2020
99.2	Press Release of Heat Biologics, Inc. dated January 21, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 21, 2020	HEAT BIOLOGICS, INC.

	By:	/s/ Jeffrey Wolf
	Name:	Jeffrey Wolf
	Title:	Chairman, President and Chief Executive Officer